                                                                   Exhibit 10.37

                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT, dated and effective as of July 26, 2004 (the "Effective Date"), is made and entered into by and between Cardinal Health, Inc., an Ohio corporation (the "Company"), and J. Michael Losh (the "Executive").

            WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will render services to the Company as interim Chief Financial Officer from and after the Effective Date.

            NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

            1. EMPLOYMENT PERIOD. The Company shall employ, or shall cause one of its subsidiaries or affiliates to employ, the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, during the one-year period beginning on the Effective Date and ending on the first (1st) anniversary of the Effective Date, unless prior to such date the employment of the Executive terminates in accordance with Section 4 of this Agreement (such period, the "Employment Period"). This Agreement shall not impact the Executive's continued service as a member of the Company's Board of Directors.

            2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as the interim Chief Financial Officer of the Company, with the duties and responsibilities customarily assigned to such position, and such other duties and responsibilities as the Chief Executive Officer of the Company shall from time to time assign to the Executive.

            (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled under the practices and policies of the Company as in effect from time to time, the Executive shall devote the Executive's full business attention and time to the business and affairs of the Company, and shall use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) continue to serve on the corporate boards or committees on which he is serving as of the Effective Date in the same capacity, in which he is serving as of the Effective Date and, with the prior written consent of the Chief Executive Officer of the Company, additional corporate boards or committees, (B) serve on civic or charitable boards or committees, (C) deliver lectures, fulfill speaking engagements or teach at educational institutions and (D) manage personal investments, so long as such activities under clauses (C) and (D) do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

            (c) As of the Effective Date, the Executive's services shall be performed primarily at the Company's corporate headquarters in Dublin, Ohio.

            3. COMPENSATION. (a) OPTION GRANT. As compensation for the Executive's services hereunder, as of July 27, 2004, the Company shall grant the Executive an option to purchase 210,000 common shares, without par value, of the Company (the "Option") pursuant to the terms and conditions set forth in the Nonqualified Stock Option Agreement attached to this Agreement as Exhibit A (the "Option Agreement"). The exercise price per common share of the Option shall be equal to the closing price of the common shares of the Company on the New York Stock Exchange on July 27, 2004. The Executive acknowledges and agrees that he will not be eligible to receive annual grants of options to purchase common shares of the Company during the Company's fiscal 2005 year, unless any such grant is authorized by the Human Resources and Compensation Subcommittee of the Board of Directors of the Company. During the Employment Period, the Executive will not be eligible to receive compensation payable solely to non-employee directors of the Company.

            (a) EMPLOYEE BENEFITS. During the Employment Period, the Executive shall be entitled to receive life insurance, travel accident insurance and accidental death and disability insurance at no cost to the Executive as well as vacation to the same extent as, and on the same terms and conditions as, other similarly situated executives of the Company from time to time.

            (b) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive during the Employment Period in carrying out the Executive's duties under this Agreement (including travel and living expenses for him and his spouse in the Columbus, Ohio living area), provided that the Executive complies with the policies, practices and procedures of the Company then applicable to the Executive for submission of expense reports, receipts, or similar documentation of such expenses.

            4. EMPLOYMENT TERMINATION. The Executive or the Company may terminate the Executive's employment during the Employment Period for any reason upon 30 days advanced written notice to the Company or to the Executive, as applicable (the date on which the Executive ceases to be an employee of the Company shall be referred to as the "Date of Termination").

            5. COVENANTS. (a) INTRODUCTION. The parties acknowledge that the provisions and covenants contained in this Section 5 are ancillary and material to this Agreement and the Option Agreement and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. The parties also acknowledge and agree that the provisions of this Section 5 do not adversely affect the Executive's ability to earn a living in any capacity that does not violate the covenants contained herein. The parties further acknowledge and agree that the provisions of Section 11(a) below are accurate and necessary because (i) this Agreement is entered into in

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the State of Ohio, (ii) Ohio has a substantial relationship to the parties and to this transaction, (iii) Ohio is the headquarters state of the Company, which has operations nationwide and has a compelling interest in having its employees treated uniformly within the United States, (iv) the use of Ohio law provides certainty to the parties in any covenant litigation in the United States, and
(v) enforcement of the provision of this Section 5 would not violate any fundamental public policy of Ohio or any other jurisdiction.

            (b) CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the "Cardinal Group"), all secret or confidential information, knowledge or data relating to the Cardinal Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive has obtained or obtains during the Executive's employment by the Cardinal Group and that is not public knowledge (other than as a result of the Executive's violation of this Section 5(b)) ("Confidential Information"). For the purposes of this Section 5(b), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Cardinal Group, except with the prior written consent of the Cardinal Group, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or the Cardinal Group, as applicable, and shall be turned over to the applicable Cardinal Group company upon termination of the Executive's employment.

            (c) NON-RECRUITMENT OF EMPLOYER'S EMPLOYEES, ETC. Executive shall not, at any time during the Restricted Period (as defined in this Section 5(c)), without the prior written consent of Cardinal Health, Inc., directly or indirectly, contact, solicit, recruit, or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous twenty four months an employee, representative, officer or director of the Cardinal Group. Further, during the Restricted Period, Executive shall not take any action that could reasonably be expected to have the effect of encouraging or inducing any employee, representative, officer or director of the Cardinal Group to cease their relationship with the Cardinal Group for any reason. This provision does not apply to recruitment of employees within or for the Cardinal Group. The "Restricted Period" means the period of Executive's employment with the Cardinal Group and the additional period that ends 24 months after the Executive's Date of Termination.

            (d) NO COMPETITION--SOLICITATION OF BUSINESS. During the Restricted Period, the Executive shall not (either directly or indirectly or as an officer, agent, employee, partner or director of any other company, partnership or entity) solicit, service, or accept on behalf of any competitor of the Cardinal Group the business of (i) any customer of the Cardinal Group at the time of the Executive's employment or Date of Termination, or (ii) potential customer of the Cardinal Group which the Executive knew to be an identified, prospective purchaser of services or products of the Cardinal Group.

            (e) NO COMPETITION--EMPLOYMENT BY COMPETITOR. During the Restricted Period, the Executive shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, or be otherwise engaged or employed by, any entity or enterprise that competes with the Cardinal Group, by developing, manufacturing or selling any product or service of a type, respectively, developed, manufactured or sold by the Cardinal Group. It shall not be considered a violation of the foregoing for the Executive to continue to serve on the corporate boards or committees on which he is serving as of the Effective Date and, with the prior written consent of the Chief Executive Officer of the Company, additional corporate boards or committees.

            (f) NO DISPARAGEMENT. (i) The Executive shall at all times refrain from taking actions or making statements, written or oral, that (A) denigrate, disparage or defame the goodwill or reputation of the Cardinal Group or any of its trustees, officers, security holders, partners, agents or former or current employees and directors, or (B) are intended to, or may be reasonably expected to, adversely affect the morale of the employees of the Cardinal Group. The Executive further agrees not to make any negative statements to third parties relating to the Executive's employment or any aspect of the businesses of the Cardinal Group and not to make any statements to third parties about the circumstances of the termination of the Executive's employment, or about the Cardinal Group or its trustees, officers, security holders, partners, agents or former or current employees and directors, except as may be required by a court or governmental body.

                  (ii) The Executive further agrees that, following termination of employment for any reason, the Executive shall assist and cooperate with the Company with regard to any matter or project in which the Executive was involved during the Executive's employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment. Further, the Executive agrees to notify the Company at the earliest opportunity of any contact that is made by any third parties concerning any such matter or project. The Company shall not unreasonably request such cooperation of Executive and shall compensate the Executive for any lost wages or expenses associated with such cooperation and assistance.

            (g) ACKNOWLEDGMENT AND ENFORCEMENT. (i) The Executive acknowledges and agrees that: (A) the purpose of the foregoing covenants, including without limitation the noncompetition covenants of Sections 5(d) and (e), is to protect the goodwill, trade secrets and other Confidential Information of the Company;
(B) because of the nature of the business in which the Cardinal Group is engaged and because of the nature of the Confidential Information to which the Executive has access, the Company would suffer irreparable harm

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and it would be impractical and excessively difficult to determine the actual damages of the Cardinal Group in the event the Executive breached any of the covenants of this Section 5; and (C) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 5 would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under this Section 5 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

                  (ii) In addition, in the event of a violation of this Section 5, the Company shall have the right to require the Executive to pay to the Company all or any portion of the Clawback Amount (as defined below) within 30 days following written notice by the Company to the Executive (the "Company Notice") that it is imposing such requirement. The "Clawback Amount" means: if the Executive has exercised any stock options granted to the Executive by the Cardinal Group under the Cardinal Health, Inc. Equity Incentive Plan within three years before a violation of Section 5(b), 5(c) or 5(f) or within one year before a violation of Section 5(d) or 5(e), an amount equal to the gross option gain realized or obtained by the Executive or any transferee resulting from the exercise of such stock option, measured at the date of exercise (i.e., the difference between the fair market value of the purchased stock on the date of exercise and the exercise price paid by the Executive therefor).

In addition to the foregoing, in the event of a violation of this Section 5, all outstanding stock options granted to the Executive by the Cardinal Group (or any part thereof) under the Cardinal Health, Inc. Equity Incentive Plan that have not been exercised shall immediately and automatically terminate, be forfeited, and cease to be exercisable at any time.

                  (iii) With respect to any provision of this Section 5 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 5 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

            6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Cardinal Group for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Cardinal Group. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Cardinal Group on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

            7. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

            8. NOTICES. (a) METHODS. Each notice, demand, request, consent, report, approval or communication (hereinafter, "Notice") which is or may be required to be given by any party to any other party in connection with this Agreement, shall be in writing, and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown in Section 8(b) below.

            (b) ADDRESSES. Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three days after the date mailed:

            If to the Company:              Cardinal Health, Inc.
                                            7000 Cardinal Place
                                            Dublin, OH  43017

                                            Attn.:  Chief Legal Officer

                                            Facsimile: (614) 757-6948

            If to the Executive:            At the Executive's residence address
                                            most recently on the books and
                                            records of the Company.

            (c) CHANGES. Each party may designate by Notice to the other in writing, given in the foregoing manner, a new address to which any Notice may thereafter be so given, served or sent.

            9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

            10. SUCCESSORS. (a) EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            ( b) THE COMPANY. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

            11. MISCELLANEOUS. (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Ohio, without reference to principles of conflict of laws. In addition, all legal actions or proceedings relating to this Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

            (c) TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

            (d) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

            (e) WARRANTY. The Executive hereby warrants that the Executive is free to enter into this Agreement and to perform the services described herein.

            (f) HEADINGS. The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

            (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument

            (h) SURVIVAL. The obligations under this Agreement of the Executive and the Company that by their nature and terms require (or may require) satisfaction after the end of the Employment Period shall survive such event and shall remain binding upon such parties.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of the Human Resources and Compensation Subcommittee of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                            EXECUTIVE

                                            /s/ J. Michael Losh
                                            ------------------------------------
                                            J. Michael Losh

                                            CARDINAL HEALTH, INC.

                                            By  /s/ Robert D. Walter
                                                --------------------------------
                                                Robert D. Walter
                                                Chief Executive Officer

                                                                     EXHIBIT A

                              CARDINAL HEALTH, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT



Grant Date:       July 27, 2004

Exercise Price:

Grant Vesting Date:  July 27, 2007

Grant Expiration Date:  July 27, 2014

Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to J. Michael Losh ("Grantee"), an option (the "Option") to purchase 210,000 common shares, without par value, of the Company (the "Shares") for a total purchase price of , (i.e., the equivalent of [stock price] for each full Share). The Option has been granted under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), and will include and be subject to all provisions of the Plan, which are incorporated herein by reference, and will be subject to the provisions of this agreement. Capitalized terms used in this agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan. Subject to the terms of this agreement, this Option shall be exercisable at any time on or after July 27, 2007 and prior to July 27, 2014.




By:
    ----------------------
Robert D. Walter
Chairman and CEO

1. Method of Exercise and Payment of Price.


(a) Method of Exercise. At any time when the Option is exercisable under the Plan and this agreement, the Option may be exercised from time to time by written notice to the Company which will:

         (i) state the number of Shares with respect to which the Option is being exercised; and

         (ii) if the Option is being exercised by anyone other than Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b) Payment of Price. The full exercise price for the Option shall be paid to the Company as provided in the Plan.


2. Transferability. The Option shall be transferable (I) at Grantee's death, by Grantee by will or pursuant to the laws of descent and distribution, and (II) by Grantee during Grantee's lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children, stepchildren, children-in-law, grandchildren, nieces or nephews of Grantee, or any other persons sharing Grantee's household (other than tenants or employees) (collectively, "Family Members"), (b) a trust or trusts for the primary benefit of Grantee or such Family Members, (c) a foundation in which Grantee or such Family Members control the management of assets, or (d) a partnership in which Grantee or such Family Members are the majority or controlling partners; provided, however, that subsequent transfers of the transferred Option shall be prohibited, except (X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution, and (Y) without payment of consideration to the individuals or entities listed in subparagraphs II(a), (b) or (c), above, with respect to the original Grantee. The Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than 50% of the voting interests are owned by Grantee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Within 10 days of any transfer, Grantee shall notify the Stock Option Administrator of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of termination of services of Grantee provided in paragraph 3 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee for the periods specified in paragraph 3. The Company shall have no obligation to notify any transferee of Grantee's termination of employment with the Company for any reason. The conduct prohibited of Grantee in paragraphs 5 and 6 hereof shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from Grantee to the same extent as would have been the case of Grantee had the Option not been transferred. Grantee shall remain subject to the recoupment provisions of paragraphs 5 and 6 of this agreement and tax withholding provisions of Section 13(d) of the Plan following transfer of the Option.

3. Termination of Relationship.

(a) Termination by Death or Disability. If Grantee's provision of services to the Company and its subsidiaries (collectively, the "Cardinal Group") terminates by reason of death or disability (as defined in the Plan), then, any unvested portion of the Option shall vest upon Grantee's termination of provision of services and become exercisable in full through the Grant Expiration Date (the "Exercise Period"). The Option may following Grantee's death be exercised by any transferee of Grantee, if applicable, or by the legal representative of the estate or by the legatee of Grantee under the will of Grantee. Grantee's services as a member of the Board of Directors of the Company will be treated as the provision of services under this agreement.

(b) Voluntary Termination of Services Prior to the Grant Vesting Date or For Cause. If Grantee's provision of services to the Cardinal Group terminates prior to the Grant Vesting Date as a result of Grantee's voluntary termination of services (subject to Section 10 of the Plan regarding acceleration of the vesting of the Option upon a Change of Control) or terminates at any time for Cause, the Option will automatically terminate on the date of such termination. If the vesting of the Option is accelerated upon a Change of Control, the Option will remain exercisable through the expiration of the Exercise Period.

(c) Other Termination of Services. If Grantee's provision of services to the Cardinal Group terminates for any reason other than pursuant to the terminations described in paragraphs 3(a) and (b) above, then (i) if such termination is prior to the Grant Vesting Date, any unvested portion of the Option shall vest upon Grantee's termination of provision services and (ii) following any such termination of provision of services, the Option shall become exercisable in full through the expiration of the Exercise Period. Notwithstanding the foregoing, if Grantee dies after the Option vests but before the expiration of the Exercise Period, the Option may be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of Grantee under the will of Grantee following Grantee's death, through the expiration of the Exercise Period.

4. Restrictions on Exercise. The Option is subject to all restrictions in this agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Grantee or his or her transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters (including Grantee's compliance with the terms of paragraphs 5 and 6 of this agreement or any employment or severance agreement between any member of the Cardinal Group and Grantee) reasonably requested by the Company.

5. Triggering Conduct/Competitor Triggering Conduct. As used in this agreement, "Triggering Conduct" shall include disclosing or using in any capacity other than as necessary in the performance of duties assigned by the Cardinal Group any confidential information, trade secrets or other business sensitive information or material concerning the Cardinal Group; violation of Company policies, including conduct which would constitute a breach of any of the Certificates of Compliance with Company Policies and/or the Certificates of Compliance with Company Business Ethics Policies signed by Grantee; directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is an employee, representative, officer or director of the Cardinal Group at any time within the 12 months prior to the termination of Grantee's provision of services to the Cardinal Group; any action by Grantee and/or his or her representatives that either does or could reasonably be expected to undermine, diminish or otherwise damage the relationship between the Cardinal Group and any of its customers, potential customers, vendors and/or suppliers that were known to Grantee; and breaching any provision of any employment or severance agreement with a member of the Cardinal Group. As used in this agreement, "Competitor Triggering Conduct" shall include, either during Grantee's provision of services or within one year following Grantee's termination of provision of services to the Cardinal Group, accepting employment with or serving as a consultant or advisor or in any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group (a "Competitor"), including, but not limited to, employment or another business relationship with any Competitor if Grantee has been introduced to trade secrets, confidential information or business sensitive information during Grantee's provision of services to the Cardinal Group and such information would aid the Competitor because the threat of disclosure of such information is so great that, for purposes of this agreement, it must be assumed that such disclosure would occur.

6. Special Forfeiture/Repayment Rules. For so long as Grantee continues to provide services to the Cardinal Group and for three years following Grantee's termination of provision of services to the Cardinal Group regardless of the reason, Grantee agrees not to engage in Triggering Conduct. If Grantee engages in Triggering Conduct during the time period set forth in the preceding sentence or in Competitor Triggering Conduct during the time period referenced in the definition of "Competitor Triggering Conduct" set forth in paragraph 5 above, then:

(a) the Option (or any part thereof that has not been exercised) shall immediately and automatically terminate, be forfeited, and shall cease to be exercisable at any time; and

(b) Grantee shall, within 30 days following written notice from the Company, pay the Company an amount equal to the gross option gain realized or obtained by Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference between the market value of the Shares underlying the Option on the exercise date and the exercise price paid for such Shares underlying the Option), with respect to any portion of the Option that has already been exercised at any time within three years prior to the Triggering Conduct (the "Look-Back Period"), less $1.00. If Grantee engages only in Competitor Triggering Conduct, then the Look-Back Period shall be shortened to exclude any period more than one year prior to Grantee's termination of employment with the Cardinal Group, but including any period between the time of Grantee's termination and engagement in Competitor Triggering Conduct. Grantee may be released from Grantee's obligations under this paragraph 6 only if the Committee (or its duly appointed designee) determines, in writing and in its sole discretion, that such action is in the best interests of the Company. Nothing in this paragraph 6 constitutes a so-called "noncompete" covenant. This paragraph 6 does, however, prohibit certain conduct while Grantee is associated with the Cardinal Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including, but not limited to, Grantee's acceptance of employment with a Competitor. Grantee agrees to provide the Company with at least 10 days written notice prior to directly or indirectly accepting employment with or serving as a consultant or advisor or in any other capacity to a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this paragraph 6 and Grantee's continuing obligations contained herein. No provisions of this agreement shall diminish, negate or otherwise impact any separate noncompete or other agreement to which Grantee may be a party, including, but not limited to, any of the Certificates of Compliance with Company Policies and/or the Certificates of Compliance with Company Business Ethics Policies; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Grantee contained in this agreement, the provisions of this agreement shall take precedence and such other inconsistent provisions shall be null and void. Grantee acknowledges and agrees that the restrictions contained in this agreement are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, in consideration of employment, in consideration of exposing Grantee to the Company's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee and that the Company is unwilling to provide the Option to Grantee without including the restrictions and covenants of Grantee contained in this agreement. Further, the parties agree and acknowledge that the provisions contained in paragraphs 5 and 6 are ancillary to, or part of, an otherwise enforceable agreement at the time the agreement is made.

7. Governing Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this agreement and that the Option and benefits granted herein would not be granted without the governance of this agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. Grantee acknowledges that the covenants contained in paragraphs 5 and 6 of this agreement are reasonable in nature, are fundamental for the protection of the Company's legitimate business and proprietary interests, and do not adversely affect Grantee's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that in the event of any violation by Grantee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of the restrictions and covenants of Grantee contained in this agreement, the Cardinal Group shall be entitled to specific performance and injunctive relief or other equitable relief, including the issuance ex parte of a temporary restraining order, without any showing of irreparable harm or damage, such irreparable harm being acknowledged and admitted by Grantee, and Grantee hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Cardinal Group hereunder or by law. In the event that it becomes necessary for the Cardinal Group to institute legal proceedings under this agreement, Grantee shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

8. Action by the Committee. The parties agree that the interpretation of this agreement shall rest exclusively and completely within the good faith province and discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this agreement and with regard to any and all matters set forth in this agreement. The Committee may delegate its functions under this agreement to an officer of the Cardinal Group designated by the Committee (hereinafter the "designee"). In fulfilling its responsibilities hereunder, the Committee or its designee may rely upon documents, written statements of the parties or such other material as the Committee or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its designee and that any decision of the Committee or its designee relating to this agreement, including without limitation whether particular conduct constitutes Triggering Conduct or Competitor Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

9. Prompt Acceptance of Agreement. The Option grant evidenced by this agreement shall, at the discretion of the Committee, be forfeited if this agreement is not executed by

Grantee and returned to the Company within 90 days of the Grant Date set forth on the first page of this agreement.

10. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Grantee's consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

                             ACCEPTANCE OF AGREEMENT

Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this agreement; and (b) voluntarily and knowingly accepts this agreement and the Option granted to him or her under this agreement subject to all provisions of the Plan and this agreement. Grantee further acknowledges receiving a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated November 17, 2003 pertaining to the Plan.


                                           --------------------------------
                                           Signature

                                           --------------------------------
                                           Print Name

                                           --------------------------------
                                           Grantee's Social Security Number

                                           --------------------------------
                                           Date






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